For period ending November 30, 2006

File Number 811-6475  Exhibit 99.77Q2

Section 16(a) Beneficial Ownership Reporting Compliance

       The Fund is not aware of any outstanding report required to be filed pursuant to Section 16 (a) of the Securites Exchange Act of 1934 by any board member or officer for the most recent fiscal year.

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